UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2018

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-07772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

(239) 403-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2018 Executive MIC. On February 19, 2018, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved the 2018 Executive Management Incentive Compensation Plan (the “2018 Executive MIC”) for the Company’s executives, including the executives who were listed as named executive officers in the Company’s proxy statement for its 2017 annual stockholders’ meeting.

MIC bonus amounts are determined based upon the achievement of three categories of performance metrics: (1) a funding metric, (2) business unit performance metrics and (3) individual performance goals. A 2018 Executive MIC bonus may be more or less than 100% (up to a maximum of 200%) of the target level depending upon the percentage attainment of the performance metrics in the executive’s plan. Performance attainment less than the threshold level indicated yields zero payout.

The funding metric consists of the consolidated Company financial metric set forth in the table below.

Company Performance Metric	Attainment Percentage	Funding Percentage
	90	50
Adjusted EBITDA	100	100
	105	200

Distribution of the funded incentive pool to executives depends upon each executive’s business unit and individual performance.

In order to be entitled to any payment under the 2018 Executive MIC, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive’s employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a MIC bonus for the MIC Performance Period (defined as the fiscal year commencing on January 1, 2018), and the executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time, including during the MIC Performance Period, to: (1) amend or terminate the 2018 Executive MIC in whole or in part, (2) revoke any eligible executive’s right to participate in the 2018 Executive MIC, and (3) make adjustments to targets and payouts subject to the terms of the 2018 Executive MIC.

2018 LTIP Awards. On February 20, 2018, the Compensation Committee granted awards of relative TSR performance shares (“MSUs”), RSUs and nonqualified stock options as part of the 2018 long-term incentive plan (the “2018 LTIP”). Seventy-five percent of the grant date value of the Chief Executive Officer’s awards are in the form of MSUs and twenty-five percent of the grant date value of his awards are in the form of nonqualified stock options. For each of the other following Named Executive Officers, fifty percent of the grant date value of their awards are in the form of MSUs and fifty percent of the grant date value of their awards are in the form of service-vesting RSUs.

Name	Nonqualified Stock Options	Number of RSUs (assumes 100% attainment of performance goals)	Grant Date Value of Targeted MSUs (assumes 100% attainment of performance goals)[1]
Philip G. Heasley, President and Chief Executive Officer	170,455	—	$3,600,000
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	—	32,106	$750,000
Daniel Frate, Group President, ACI On Demand P&L	—	25,625	$600,000
Anthony M. Scotto, Jr., Senior Executive Vice President, Chief of Technology[2]	—	—	—
Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	—	25,625	$600,000

[1]	The value of a MSU is based on a Monte-Carlo simulation model and such value is not available as of the date of this Current Report. The number of on-target MSUs awarded is determined by dividing the grant-date value denoted in the table by the value of a MSU.
[2]	Mr. Scotto plans to retire within the fiscal year and did not receive any 2018 LTIP awards.

MSUs under the 2018 LTIP are earned, if at all, based upon the relative performance of the trading price per share of the Company’s stock, over the three-year period of January 1, 2018 to December 31, 2020, against the S&P 400 Mid-Cap Index. Grantees will earn MSUs, if at all, based on a performance matrix that provides 50% of the on-target MSUs are earned for performance at the 25th percentile against the S&P 400 Mid-Cap Index, 95% of on-target value for performance at the 50th percentile, 100% of the on-target value for performance at the 55th percentile and 200% of on-target value at the 75th percentile against the S&P 400 Mid-Cap Index.

The RSUs and nonqualified stock options vest in three equal installments on the first, second and third anniversary of the grant date, subject to the recipient being employed with the Company on the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

February 23, 2018	By:	/s/ David Kuhl
Name: David Kuhl
Executive Vice President, Chief Human Resources Officer

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